Exhibit 17(a)

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

Truist Bank

(Exact name of trustee as specified in its charter)

North Carolina	56-0149200
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. Employer Identification No.)

223 West Nash Street Wilson, NC 27893	27893
(Address of principal executive offices)	(Zip Code)

Patrick Giordano

Vice President

223 West Nash Street

Wilson, NC 27893

(904) 463-6762

(Name, address and telephone number of agent for service)

Blue Owl Credit Income Corp.

f/k/a Owl Rock Core Income Corp.

(Exact name of obligor as specified in its charter)

Maryland	85-1187564
(Jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

399 Park Avenue

New York, NY 10022

(212) 419-3000

(Address of principal executive offices)

Owl Rock Core Income Corp. 7.750% Notes due 2027

(Title of the indenture securities)

Item 1.	General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

State of North Carolina – Commissioner of Banks

State of North Carolina

Raleigh, North Carolina

Federal Reserve Bank of Richmond

Post Office Box 27622

Richmond, VA 23261

Federal Deposit Insurance Corporation

Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

Based upon an examination of the books and records of the trustee and upon information furnished by the obligor, the obligor is not an affiliate of the trustee.

Items 3-15

No responses are included for Items 3-15. Responses to those items are not required because, as provided in General Instruction B, the obligor is not in default on any securities issued under indentures under which Truist Bank is a trustee and Truist Bank is not a foreign trustee.

Item 16.	List of Exhibits.

List below all exhibits filed as a part of this statement of eligibility; exhibits identified in parentheses are filed with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and Rule 24 of the Commission’s Rules of Practice.

Exhibit 1.	A copy of the Articles of Incorporation for Truist Bank. (See Exhibit 1 to Form T-1 filed with Registration Statement No. 333-267664).

Exhibit 2.	The authority of Truist Bank to commence business was granted under the Articles of Incorporation for Truist Bank. (See Exhibit 2 to Form T-1 filed with Registration Statement No. 333-267664).

Exhibit 3.	The authorization to exercise corporate trust powers was granted by the State of North Carolina Commissioner of Banks in the Authority to Act as Fiduciary without Bond Certificate. (See Exhibit 3 to Form T-1 filed with Registration Statement No. 333-267664).

Exhibit 4.	A copy of the existing By-Laws of Truist Bank. (See Exhibit 4 to Form T-1 filed with Registration Statement No. 333-267664).

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of Trustee as required by Section 321(b) of the Trust Indenture Act of 1939. (See Exhibit 4 to Form T-1 filed with Registration Statement No. 333-267664).

Exhibit 7.	The Current Report of the Condition of Trustee, published pursuant to law or the requirements of its supervising or examining authority, is attached as Exhibit 7.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Truist Bank, a banking corporation organized and existing under the laws of the State of North Carolina, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Jacksonville and the State of Florida, on the 6th day of July, 2023.

TRUIST BANK

By:	/s/ Patrick Giordano
Name:	Patrick Giordano
Title:	Vice President

Exhibit VII

CONSOLIDATED BALANCE SHEETS

TRUIST FINANCIAL CORPORATION AND

SUBSIDIARIES

(Dollars in millions, except per share data, shares in thousands)	Dec 31, 2022	Dec 31, 2021
Assets
Cash and due from banks	$5,379	$5,085
Interest-bearing deposits with banks	16,042	15,210
Securities borrowed or purchased under agreements to resell	3,181	4,028
Trading assets at fair value	4,905	4,423
AFS securities at fair value	71,801	153,123
HTM securities ($47,791 and $1,495 at fair value, respectively)	57,713	1,494
LHFS (including $1,065 and $3,544 at fair value, respectively)	1,444	4,812
Loans and leases (including $18 and $23 at fair value, respectively)	325,991	289,513
ALLL	(4,377)	(4,435)

Loans and leases, net of ALLL	321,614	285,078

Premises and equipment	3,605	3,700
Goodwill	27,013	26,098
CDI and other intangible assets	3,672	3,408
Loan servicing rights at fair value	3,758	2,633
Other assets (including $1,582 and $3,436 at fair value, respectively)	35,128	32,149

Total assets	$555,255	$541,241

Liabilities
Noninterest-bearing deposits	$135,742	$145,892
Interest-bearing deposits	277,753	270,596
Short-term borrowings (including $1,551 and $1,731 at fair value, respectively)	23,422	5,292
Long-term debt	43,203	35,913
Other liabilities (including $2,971 and $586 at fair value, respectively)	14,598	14,277

Total liabilities	494,718	471,970

Shareholders’ Equity
Preferred stock	6,673	6,673
Common stock, $5 par value	6,634	6,639
Additional paid-in capital	34,544	34,565
Retained earnings	26,264	22,998
AOCI, net of deferred income taxes	(13,601)	(1,604)
Noncontrolling interests	23	—

Total shareholders’ equity	60,537	69,271

Total liabilities and shareholders’ equity	$555,255	$541,241

Common shares outstanding	1,326,829	1,327,818
Common shares authorized	2,000,000	2,000,000
Preferred shares outstanding	223	223
Preferred shares authorized	5,000	5,000